Network Associates Reports Third Quarter Revenue of $227 Million

     Adds 709,000 Net New Subscribers to Online Security Services in the Third Quarter,
Representing a 496% Increase Over Third Quarter of 2002

     SANTA CLARA, Calif., Oct. 23 /PRNewswire-FirstCall/ — Network Associates, Inc. (NYSE: NET) today announced that for the third quarter ended September 30, 2003, consolidated net revenue was $226.9 million. On a GAAP basis, Network Associates’ third quarter net earnings were $9.9 million, or $0.06 per share — diluted. Pro forma net earnings for the third quarter were $26.6 million, or $0.15 per share — diluted.

     The company ended the quarter with cash and marketable securities totaling $783 million.

     “We saw good momentum in the third quarter for both our McAfee IntruShield products and our online subscriptions,” said George Samenuk, chairman and CEO of Network Associates. “We remain focused on growth in our core businesses and are very pleased with the success and the demand for our new intrusion prevention solutions as well as the adoption of our online security services.”

     Operating Highlights

     Regarding the Company:

     In the third quarter, Network Associates expanded its Board of Directors with the appointment of Denis O’Leary, formerly executive vice president at J.P. Morgan Chase & Company. Additionally, the company continued to build its management team with the appointment of James Lewandowski as executive vice president of North American Sales, and Donna Troy as executive vice president of Worldwide Channels.

     The third quarter also brought continued industry recognition with Sandra Bergeron (formerly England), executive vice president of Business Development and Strategic Research, being named one of the “Top 25 Women in Security” by Information Security magazine.

     In addition, Network Associates announced that it entered into a memorandum agreement of settlement relating to its pending securities class action lawsuits. The settlement provides for payment to the plaintiffs of $70 million and is subject to completion of final settlement documentation and court approval of the settlement following notice to members of the class and an opportunity for class members to object.

     Intrusion Prevention Launch

     Earlier this week, Network Associates formally launched its strategy for delivering intrusion prevention solutions, hosting a customer event at the Network Associates Coliseum that included presentations from the company’s senior executives and technology partners, including Microsoft and IBM, and a customer panel focused on best practices. In addition to introducing the intrusion prevention strategy, Network Associates made several product and partnership announcements.

     On the product and technology front, Network Associates outlined its roadmap for delivering “end node” protection for servers and desktops through a single agent that will ultimately be centrally managed with McAfee ePolicy Orchestrator (ePO). The first step in the roadmap is the launch of McAfee Entercept for the desktop, providing intrusion prevention protection at the desktop. Network Associates also introduced McAfee IntruShield 1.8, an enhanced version of IntruShield designed to make the deployment of the product in blocking mode even easier.

     Network Associates also launched the Intrusion Prevention Partnership Program to enhance complementary technologies as well as offerings from system integrators and managed security services providers. The program focuses on partnering with enterprise systems managers including ArcSight, GuardedNet, netForensics, and Tenable Network Security, as well as managed security services providers including Counterpane and Guardent.

     Regarding Products

     McAfee System Protection

     Earlier this week, Network Associates announced that it has joined forces with Check Point Technologies Ltd. to address the security needs of small businesses. The two companies have signed a strategic agreement to co-develop and co-market comprehensive perimeter and system-based protection to small businesses seeking proven technology that is reliable, affordable, easy to use and simple to deploy and manage. The partnership builds upon McAfee anti-virus Web-based technology and Check Point VPN and Firewall technology, for complete protection across clients and desktops. Additionally, McAfee VirusScan Enterprise 7.1 has passed OPSEC™ (Open Platform for Security) certification to provide seamless integration with Check Point’s VPN-1 SecureClient, providing IT administrators with greater control over their environment and enhanced protection against viruses, worms and Trojans.

     Network Associates continued to focus on building partnerships to offer security services, signing several new partners both in the United States and internationally. On a global basis, Network Associates announced a partnership with NTT DoCoMo to secure next-generation mobile handsets. Through this partnership, the two companies will continue to jointly develop McAfee security technology and integrate it into NTT DoCoMo mobile handset devices.

     In the United States, Verizon, one of the world’s leading providers of communications services, began offering McAfee online security services, including McAfee VirusScan and McAfee Personal Firewall to their small and medium sized business users.

     Network Associates also announced at the Microsoft Worldwide Partner Conference 2003 that it has teamed with Microsoft® in the area of security through its McAfee system protection products to help streamline security management and operations for Microsoft customers. The relationship between Network Associates and Microsoft offers small, medium, and enterprise organizations comprehensive solutions for helping secure their Microsoft environments.

     In the third quarter, Network Associates launched several new McAfee security products to a growing portfolio of anti-virus, anti-spam, policy management and system intrusion prevention technologies.

     The company announced McAfee® SpamKiller™ appliances, a new line of appliances to add to the McAfee SpamKiller family of products that are used to combat today’s growing enterprise spam problem. Designed to stop spam at the Internet gateway, McAfee SpamKiller appliances provide industry-leading anti-spam protection and content management functionality in an integrated hardware and software solution.

     Network Associates became the first security company to offer anti-virus desktop and fileserver system protection for AMD Athlon™ 64 processor-based computers, announcing native support for the AMD64 platform in McAfee®VirusScan® Enterprise. In addition, Network Associates released McAfee VirusScan ASaP version 2.7, which provides businesses with the ability to outsource their anti-virus management.

     Also in this quarter, McAfee Security delivered McAfee® PortalShield™1.0 for Microsoft® SharePoint™ Portal Server. McAfee PortalShield offers comprehensive virus protection and advanced content management for Microsoft SharePoint Portal Server 2001, 2003 and Microsoft Windows SharePoint Services. Network Associates also announced plans for McAfee GroupShield 6.0 for MS Exchange 2.1.

     Additionally, Network Associates unveiled its advanced content security solution for Microsoft® Exchange 2003 with McAfee® GroupShield™ 6.0. McAfee GroupShield will deliver advanced content management and an optional McAfee SpamKiller anti-spam add-on to protect Microsoft Exchange 2000 and 2003 platforms from today’s most advanced email threats. Currently in beta, McAfee GroupShield 6.0 will build on the success of McAfee GroupShield and its proven McAfee anti-virus detection, cleaning, and content filtering capabilities.

     At this week’s customer event, Network Associates announced the beta release of McAfee® Entercept® Desktop for comprehensive desktop protection. With McAfee Entercept Desktop, enterprise customers can implement proactive system protection across all nodes, from the server to the desktop, blocking offending traffic before it has a chance to compromise business-critical assets.

     McAfee Consumer

     McAfee Security Consumer continued to demonstrate its market leadership position in online managed services by signing up more than 709,000 net new subscribers in the third quarter, a 496% increase over the number of net new subscribers in the third quarter of 2002. This brings the total number of subscribers to more than three million and the average number of subscriptions per subscriber to 1.36. Year to date, Network Associates has increased its subscriber base by over 66%. This increase has been positively impacted by the success of previously announced partnerships like AOL and Dell, which have extended the distribution reach and offered consumers new ways to acquire, install and manage McAfee Security consumer solutions.

     Network Associates and MSN announced that McAfee’s security solutions will be included in the soon-to-be released MSN Premium subscription service for broadband users. MSN Premium subscribers will automatically receive McAfee VirusScan and McAfee Personal Firewall Plus products as part of their premium service, scheduled to be available this winter. Also during the quarter, Network Associates and America Online expanded their relationship to provide McAfee solutions to AOL users outside the U.S. The company announced many new global partnerships including Comcast, RCN, and Openwave (all in the US), NEC (Japan), Panasonic (Japan) and Telstra (Australia). Additionally, Network Associates announced a partnership with Phoenix Technologies to provide the industry’s first anti-virus protection at the PC core. Through this partnership, the McAfee VirusScan online service will reside within the Phoenix Core Managed Environment, making the application itself free from virus attacks.

     McAfee Consumer products continued to gain worldwide recognition as leading security solutions. McAfee PC Security Suite 7.0, the online bundle of anti-virus, personal firewall and privacy services, won Laptop magazine’s “Ultimate Choice” award for its strong features and updating capabilities. McAfee SpamKiller 4.0 (Home Edition) was highlighted as “ ... the best anti-spam software currently on the market,” by Smart Computing magazine. McAfee Personal Firewall Plus 5.0 was described as “a great firewall from start to finish ... “ in a Tech TV review of personal firewalls. Tech TV went on to say that out of the entire group of products they reviewed, “McAfee was the easiest to use ... McAfee detected and handled every attack [we] threw at it.”

     McAfee Network Protection Solutions

     McAfee IntruShield

     Network Associates solidified its position as the leading provider of intrusion prevention solutions in the third quarter of 2003 with the launch of two leading-edge technologies from the McAfee Network Security Technologies Group. In July, the company unveiled the McAfee IntruShield 1200, a solution designed to provide mid-sized networks and branch offices of large enterprises and federal agencies complete network intrusion detection and protection.

     In addition, McAfee IntruShield 1.8 delivered new features and functionality to the powerful network intrusion detection and prevention sensor appliances that provide the performance and functionality required to protect high availability networks.

     The Network Associates McAfee Protection-in-Depth strategy enabled the company to respond to several newly discovered vulnerabilities in the third quarter, announced by both Cisco and Microsoft. McAfee IntruShield provided protection, using its advanced and patented multiple detection techniques, to stop the Cisco IOS vulnerability, which automatically protected customer’s networks. The technology also stopped exploits targeting the Microsoft RPC vulnerabilities, enabling companies to be protected without having to rush to patch all of their vulnerable systems. McAfee IntruShield sensors deployed in in-line mode can reliably and granularly discard attacks for protection against exploits or worm outbreaks. More than 30% of IntruShield customers deployed the sensors in-line to ensure network availability during the recent outbreaks.

     The McAfee IntruShield product line continued to excel in third-party testing, winning the ‘Editor’s Choice’ award from CMP Media LLC’s Network Computing for its testing of McAfee IntruShield 4000 in a comparative review of network intrusion prevention systems. According to the published review, “Scorching performance, robust attack detection and great analysis tools are the hallmarks of [McAfee] IntruShield 4000.” McAfee IntruShield also received the CRN Test Center “Recommended” status for its testing of the McAfee IntruShield 1200. In its standalone review of McAfee IntruShield, CRN noted that the technology “may be the ideal intrusion-control solution for securing networks from malicious intrusions.”

     Network Associates also had several McAfee IntruShield customer wins in the third quarter, including Oracle, Synopsys and the U.S. Army.

     Sniffer Technologies

     In the third quarter of 2003, Network Associates’ Sniffer Technologies division continued to affirm its leadership in innovation and expansion into new markets with ongoing excellence in best-of-breed solutions and customer service with the launch of the Netasyst™ network analyzer solution. The Netasyst network analyzer is the division’s first performance management and network protection solution developed specifically for the small to mid-sized business (SMB) market. Leveraging the division’s enterprise-class technology and functionality, this standalone software solution offers a cost-efficient network performance solution to monitor, troubleshoot and secure 10/100 LAN and 802.11a and 802.11b wireless networks.

     Additionally, Network Associates announced several successful customer deployments in the third quarter. KfW Bank Group, one of Germany’s largest banks, deployed the Sniffer s6040 solution to its complex network infrastructure to achieve high-end visibility and elevated network performance optimization for the core of their network. SK Telecom, South Korea’s largest mobile telecommunications provider, selected the Sniffer Distributed solution to manage and ensure optimal network availability, performance and security within its existing network infrastructure. North State Communications, a telecommunications company, integrated the Sniffer Portable solution to its diverse network infrastructure for its increased levels of visibility and insight into network traffic and ability to rapidly isolate, analyze, and resolve network issues.

     Network Associates had several competitive customer wins worldwide for Sniffer Technologies in the third quarter, including TELUS in Canada and the NASA Johnson Space Center for InfiniStream Security Forensics; Odimo, the owners of diamond.com, Canadian Steelmaker DOFASCO, Inc. and AFNI for Sniffer Technologies s6040, Siemens Business Systems and Tech Data Information Technology for Sniffer Distributed; Enterasys Networks for the Sniffer Portable Analysis Suite; and Kreditanstalt fur Wiederaufbau (KfW) Bank Group, Germany’s ESOC and Gundersen Lutheran Medical Center in the United States for the nPO Solution.

     Magic Solutions

     In the third quarter of 2003, Network Associates announced that the Magic Solutions division launched an Independent Software Vendor (ISV) program, designed to enable partners to quickly and easily integrate the Magic Service Desk solution into their existing products, and create applications based on core Magic Solutions functionality. The ISV program is focused on delivering Magic partners with rapid return on investment, increased product value-add, and expanded industry expertise, to deliver an industry-leading service management solution in a shorter time to market.

     Network Associates also announced that it is integrating enhanced knowledge management technology to the Magic Service Desk solution through a partnership with RightNow Technologies. This partnership will provide Magic customers with personalized customer interaction, live collaboration capabilities, and real-time inquiry escalation and resolution, helping to increase business productivity and efficiency.

     On the customer front, Network Associates announced the deployment of the Magic Service Desk solution at the USDA Service Center Agency networks. As part of the USDA’s Common Computing Environment (CCE) initiative, the Magic Service Desk solution was selected to provide business-critical help desk support, systems standardization, detailed visibility and seamless integration into their existing IT infrastructure. The solution also helps the USDA to manage its IT service issues in real-time with a cost efficient, centralized, web-based application.

     In the third quarter of 2003, Network Associates had several competitive customer wins for Magic Solutions, including Advocate Health Care, Foreign & Commonwealth Office, Northern Health Authority, and State of Missouri Department of Health and Senior Services for Magic Service Desk; and SFB Diensten B.V. for HelpDesk IQ.

     Financial Outlook

     Network Associates expects fourth quarter net revenue to be between $255 million and $260 million, and pro forma net earnings to be between $0.20 and $0.22 per share.

     Pro forma net earnings excludes interest expense on convertible debt, amortization expense, compensation charges relating to employee stock options, acquisition expenses, restructuring charges related to lease abandonment and reductions in force, and costs related to the restatement of the prior period financial statements.

     Network Associates is unable to provide a pro forma-to-GAAP reconciliation of projected fourth quarter net earnings per share. Among other reasons, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of Network Associates’ common stock. Network Associates estimates that every $1 increase, if any, over its stock price on September 30, 2003, would have increased its third quarter stock-based compensation charge by approximately $1.3 million. With respect to the other items in the fourth quarter 2003, it is estimated that (i) interest expense on convertible debt will be approximately $1.2 million, and (ii) amortization expense will be approximately $3.6 million on intangibles and trademarks and $3.4 million on purchased technology. The estimate for interest expense on convertible debt assumes no change in Network Associates’ stock price or the LIBOR interest rate from September 30, 2003. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions.

     The company will host a conference call today at 8:30 a.m. Eastern, 5:30 a.m. Pacific to discuss quarterly results. Participants should call 888-381-5771 (U.S.), 210-234-0001 (international), pass code: NET. A Web cast of the call may also be found on the Internet at www.networkassociates.com.

     Attendees should dial in at least 15 minutes prior to the conference call. A replay of the call will be available until November 24, 2003 by calling 800-388-9920 (U.S.), 402-998-1162 (international).

     The company has not yet filed its Form 10-K for year 2002 or its Form 10-Qs for the first and second quarters of 2003 because the previously announced restatement to reflect sales to distributors prior to 2001 on the sell-through revenue recognition basis and other matters is not complete. Network Associates currently plans to file these documents with the SEC by October 31, 2003. Because the restatement is not complete, Network Associates’ outside auditors have not conducted a review of the company’s condensed consolidated financial statements for the first, second and third quarters of 2003 in accordance with Statement of Auditing Standards, No. 100, “Interim Financial Information” (“SAS 100”).

     About Network Associates

     With headquarters in Santa Clara, California, Network Associates, Inc. (NYSE: NET) creates best-of-breed computer security solutions that prevent intrusions on networks and protect computer systems from the next generation of blended attacks and threats. Offering two families of products, McAfee System Protection Solutions, securing desktops and servers, and McAfee Network Protection Solutions, ensuring the protection and performance of the corporate network, Network Associates offers computer security to large enterprises, governments, small and medium sized businesses, and consumers. These two product portfolios incorporate Network Associates leading McAfee Security, Sniffer Technologies® and Magic Solutions® product lines. For more information, Network Associates can be reached at 972-963-8000 or on the Internet at http://www.networkassociates.com/ .

Forward-Looking Statements

     The foregoing contains forward-looking statements. Results of the third quarter 2003 announced herein are subject to change as a result of the SAS 100 review and possibly our planned restatement. Other forward-looking statements include those regarding Network Associates’ expected operating results for the fourth quarter of 2003; our planned product and service introductions; and the anticipated capabilities of our recently introduced or planned products. Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. The company may not capitalize on growth opportunities in new or existing markets or may not satisfactorily anticipate or meet our customer’s needs or expectations. Among other factors, actual results are also subject to customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful business and technological integration of our recent acquisitions; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. More information on risks and uncertainties related to Network Associates and its business may be found in filings with the SEC.

     Introduction to Tables

     Operating results for third quarter 2003 have not been reviewed by outside auditors in accordance with Statement of Auditing Standards, No. 100, “Interim Financial Information” (“SAS 100”). The company previously announced that it would restate its financial results to reflect its change to sell-through revenue recognition for distributor sales prior to 2001 and other items. As a result, the company has not yet filed its 2002 Form 10-K or its 10-Qs for the first and second quarter of 2003.

     As the restatement is not complete and the impact of the restatement on prior periods (including the quarter ended September 30, 2003) has not been finalized, the following tables (i) set forth only income statement information for the third quarter of 2003, giving effect to the anticipated impact of the restatement on the results for the quarter and (ii) do not provide comparative financial data for prior periods. The company expects to complete the restatement and file its restated 2000 10-K, 2002 10-K and 2003 Q1 and Q2 10-Qs on or prior to October 31, 2003 and to file its 10-Q for the third quarter of 2003 on or prior to November 14, 2003. These documents will contain balance sheet and cash flow information for the third quarter of 2003 and comparative financial data for prior periods giving effect to the restatement.

     Reconciliation of the presentation of pro forma results to GAAP are provided in the following tables. As described in the tables, pro forma net earnings excludes interest expense on our convertible debt, amortization expense, compensation charges relating to employee stock options, acquisition expenses, restructuring charges related to lease abandonment and reductions in force and costs related to the restatement of the prior period financial statements.

NETWORK ASSOCIATES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)
(Unaudited)

Three Months Ended
September 30,
2003
Net revenue	$226,855
Cost of net revenue	34,500
Amortization of purchased technology	3,435
Gross profit	188,920
Operating costs and expenses:
Research and development (1)	46,706
Marketing and sales (2)	91,405
General and administrative (3)	29,040
Amortization of intangibles	3,637
Restructuring charge	257
Restatement charge	7,381
Acquisition retention bonuses and severance	1,320
Total operating costs and expenses	179,746
Income from operations	9,174
Interest and other income	4,397
Interest expense on convertible debt	(1,222)
Income before provision for income taxes	12,349
Provision for income taxes	2,470
Net income	$9,879
Net income per share — basic	$0.06
Net income per share — diluted	$0.06
Shares used in per share calculation — basic	160,348
Shares used in per share calculation — diluted	164,141

     (1) Includes stock-based compensation charges of $2,203 for the three months ended September 30, 2003.

     (2) Includes stock-based compensation charges of $2,796 for the three months ended September 30, 2003.

     (3) Includes stock-based compensation charges of $837 for the three months ended September 30, 2003.

NETWORK ASSOCIATES, INC.
PRO FORMA STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

Three Months Ended
September 30,
2003
Net revenue	$226,855
Cost of net revenue	34,500
Amortization of purchased technology	0
Gross profit	192,355
Operating costs and expenses:
Research and development	44,503
Marketing and sales	88,609
General and administrative	28,203
Amortization of intangibles	0
Stock compensation charge	0
Restructuring charge	0
Restatement charge	0
Acquisition retention bonuses and severance	0
Total operating costs and expenses	161,315
Income from operations	31,040
Interest and other income (expense), net	4,397
Interest expense on convertible debt	0
Income before provision for income taxes	35,437
Provision for income taxes	8,859
Net income	$26,578
Net income per share — diluted	$0.15
Shares used in per share calculation — diluted	183,233

     Note: The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19,092,000 shares for the three months ended September 30, 2003.

     The company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

NETWORK ASSOCIATES, INC.
RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

Three Months Ended
September 30,
2003
Network Associates, Inc. pro forma net income	$26,578
Amortization of purchased technology	(3,435)
Amortization of intangibles	(3,637)
Stock compensation charge	(5,836)
Interest expense on convertible debt	(1,222)
Restructuring charge	(257)
Restatement charge	(7,381)
Acquisition retention bonuses and severance	(1,320)
Income tax benefits	6,389
Network Associates, Inc. consolidated net income	$9,879
Net income per share — diluted	$0.06
Shares used in per share calculation — diluted	164,141

SOURCE Network Associates, Inc.
     -0- 10/23/2003
     /CONTACT: media, Jennifer Keavney, +1-408-346-3607, or investors, Kelly

Blough, +1-408-346-3481, both of Network Associates, Inc./
     /Web site: http://www.nai.com/
     (NET)